Eastside Reports Third Quarter 2019 Financial Results

PORTLAND, Ore., November 14, 2019 – Eastside Distilling, Inc. (NASDAQ: EAST) reported third quarter 2019 financial results for the period ended September 30, 2019.

Financial Results

Gross sales were $4.7 million, an increase of 179% compared to $1.7 million in Q3 2018, and up 12% sequentially compared to $4.3 million in Q2 2019.

	Q3 2019	Q2 2019		Q3 2018
	Amount	Amount	Change	Amount	Change
Total Gross Sales	$4,746,845	$4,252,415	12%	$1,698,848	179%
Branded and Retail Sales	$2,357,546	$1,529,413	54%	$1,243,693	90%
National Platform	$1,458,488	$614,888	137%	$554,757	163%
Oregon	$899,058	$914,525	-12%	$688,936	30%
Co-Packing Services	$2,389,269	$2,723,002	-12%	$455,155	425%

The operations of Azuñia, which were acquired on September 12, 2019, contributed $232,571 in gross sales during the abbreviated quarter.

Gross margins on net sales improved to 40% during Q3 2019 compared to 38% in Q2 2019, and flat compared to 40% in the year ago third quarter. Operating expenses of $5.2 million were up compared to $4.3 million in Q2 2019 and compared to $2.7 million in Q3 2018.

The Company incurred approximately $420,000 of expenses during Q3 2019 pertaining to legal and other acquisition related expenses associated with the Azuñia transaction and board-related matters.

Adjusted EBITDA (see attached table) during Q3 2019 was $(2.4) million, which compared to $(2.0) million in Q2 2019 and $(1.4) million in Q3 2018. Excluding the one-time expenses pertaining to legal and other acquisition related expenses associated with the Azuñia transaction and board-related matters, Adjusted EBITDA would have been approximately $(2.0) million.

Net loss was $(3.5) million during Q3 2019 compared to a net loss of $(2.9) million in Q2 2019 and $(2.6) million in Q3 2018.

Case Volume (9-Liter Equivalent)

	Q3 2019	Q2 2019		Q3 2018
	Amount	Amount	Change	Amount	Change
Total Branded Case Volume	18,710	10,697	60%	8,991	108%
Redneck Riviera Case Volume	10,577	4,271	148%	3,547	198%

Management Commentary

"We delivered strong third quarter case count and revenues. Demand for our products in off-premise distribution channels is strong," said Lawrence Firestone CEO. "We closed the acquisition of Azuñia just before the quarter end and are excited to integrate these great organic tequila products into our lineup as this will continue to add to our growth story going forward."

Use of Non-GAAP Measures

Eastside Distilling's management evaluates and makes operating decisions using various financial metrics. In addition to the Company's GAAP results, management also considers the non-GAAP measure of adjusted EBITDA. Management believes this non-GAAP measure provides useful information about the Company's operating results.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation and the newly implemented lease accounting. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Conference Call

The Company will hold a conference call today to discuss these results.

Date and Time: 5:00pm ET (2:00pm PT) on Thursday, November 14, 2019

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company's website at https://www.eastsidedistilling.com/investors/.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10136838. A webcast replay will be available in the Investor Relations section of the Company's website at https://www.eastsidedistilling.com/investors/ for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST), founded in 2008, has developed, matured, perfected or acquired, then launched many award-winning spirits, while evolving to meet the growing demand for quality products and services associated with the burgeoning craft and premium beverage trade. The Company's portfolio includes Redneck Riviera Whiskey, a partnership with John Rich, the multi-platinum country-music artist and one-half of the award-winning duo Big & Rich, the Quercus Garryana barrel-finished Burnside Whiskey family, Azuñia Organic Tequilas, Hue-Hue Cold Brewed Coffee Rum, Portland Mule canned cocktails, Outlandish CBD Seltzers and Tonics, and others. The Company is honored to give a percentage of sales proceeds on Redneck Riviera products to Folds of Honor, a charitable foundation that awards scholarships to spouses and children of fallen veterans. In addition to the Company's branded products, the Company has strategically enhanced its capabilities to bring new and trending products to the market, including its Craft Canning + Bottling subsidiary, which is one of the Northwest's leading independent spirit bottlers and ready-to-drink canners. For more information visit: www.eastsidedistilling.com or follow the Company on Twitter and Facebook.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company's products in the market; the Company's success in obtaining new customers; the Company's success in product development; the Company's ability to execute its business model and strategic plans; the Company's success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including the financial statements and related information contained in the Company's Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to release of new products and entering into RTD and CBD markets, growth prospects, receipt of future authorizations or anticipated revenues, our expected success in integrating acquired entities and assets, including expected co-packing sales momentum and production efficiencies associated with the acquisition of CC+B, and our strategic focus, product verticals, and expected financial performance and profitability. The Company assumes no obligation to update the cautionary information in this release.

Company Contact:	Investor Relations Contact:

Eastside Distilling	Lytham Partners, LLC
(971) 888-4264	Robert Blum
inquiries@eastsidedistilling.com	(602) 889-9700
east@lythampartners.com

Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on November 14, 2019 on Form 10-Q for the period ended September 30, 2019, and which can be viewed at www.sec.gov and in the investor relations section of the Company's website at www.eastsidedistilling.com.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

Sept 30, 2019 and December 31,2018

	Sept 30, 2019	December 31, 2018
Assets
Current assets:
Cash	$446,983	$10,642,877
Trade receivables	2,126,665	1,064,078
Inventories	12,257,883	11,017,459
Prepaid expenses and current assets	609,306	765,146
Total current assets	15,440,837	23,489,560
Property and equipment, net	5,608,920	1,758,130
Right of use asset	899,483	-
Intangible assets, net	14,648,543	285,676
Goodwill	28,182	28,182
Other assets	1,111,900	796,260
Total Assets	$37,737,865	$26,357,808

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,872,016	$1,984,690
Accrued liabilities	801,329	386,166
Deferred revenue	968	1,728
Current portion of notes payable	558,912	-
Current portion of lease liability	624,564
Total current liabilities	3,857,789	2,372,584
Lease Liability - less current portion	425,775	-
Secured trade credit facility, net of debt issuance costs	2,952,413	2,934,106
Deferred Consideration for Azunia acquisition (Long Term)	12,781,092
Notes payable - less current portion and debt discount	3,924,762	2,300,000
Total liabilities	23,941,831	7,606,690

Commitments and contingencies (Note 10)

Stockholders' equity:
Common stock, $0.0001 par value; 15,000,000 shares authorized; 9,516,581 and 8,764,085 shares issued and outstanding at Sept 30, 2019 and December 31, 2018, respectively	951	876
Additional paid-in capital	50,557,291	45,888,872
Stock payable	-	-
Accumulated deficit	(36,762,208)	(27,138,630)
Total Eastside Distilling, Inc. Stockholders' Equity	13,796,034	18,751,118
Noncontrolling interests	-	-
Total Stockholders' Equity	13,796,034	18,751,118
Total Liabilities and Stockholders' Equity	$37,737,865	$26,357,808

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three and Nine Months Ended Sept 30, 2019 and 2018

	Three Months Ended		Nine Months Ended
	Sept 30, 2019	Sept 30, 2018	Sept 30, 2019	Sept 30, 2018
Sales	$4,746,815	$1,698,848	$12,684,930	$4,787,097
Less excise taxes, customer programs and incentives	311,975	209,801	858,613	553,030
Net sales	4,434,840	1,489,047	11,826,317	4,234,067
Cost of sales	2,668,211	886,828	7,402,749	2,278,119
Gross profit	1,766,629	602,219	4,423,568	1,955,948
Operating expenses:
Advertising, promotional and selling expenses	1,824,893	1,128,593	4,394,311	2,838,417
General and administrative expenses	3,386,910	1,559,833	9,141,839	4,267,831
Loss on disposal of property and equipment	(14,104)	-	(14,104)	-
Total operating expenses	5,197,699	2,688,426	13,522,046	7,106,248
Loss from operations	(3,431,070)	(2,086,207)	(9,098,478)	(5,150,300)
Other income (expense), net
Interest expense	(113,287)	(540,250)	(338,599)	(703,903)
Other income (expense)	58	-	852	2,700
Total other expense, net	(113,229)	(540,250)	(337,747)	(701,203)
Loss before income taxes	(3,544,299)	(2,626,457)	(9,436,225)	(5,851,503)
Provision for income taxes	-	-	-	-
Net loss	(3,544,299)	(2,626,457)	(9,436,225)	(5,851,503)

Dividends on convertible preferred stock	-	-	-	-
Income (loss) attributable to noncontrolling interests	-	(534)	-	(637)

Net loss attributable to Eastside Distilling, Inc. common shareholders	$(3,544,299)	$(2,626,991)	$(9,436,225)	$(5,852,140)

Basic and diluted net loss per common share	$(0.38)	$(0.42)	$(1.03)	$(1.07)

Basic and diluted weighted average common shares outstanding	9,255,347	6,256,459	9,155,397	5,462,070

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018

Net Loss	$(3,544,299)	$(2,626,457)	$(9,436,225)	$(5,851,503)
Add:
Interest Expense	113,287	540,250	338,599	703,903
Loss on disposal of property and equipment	-	-	-	-
Provision for Income taxes	-	-	-	-
Purchase accounting adjustments	-	-	-	-
Stock-based compensation	147,403	334,913	510,674	986,193
Stock issued for services	397,475	259,993	801,319	456,071
Depreciation and amortization	445,703	103,223	1,130,912	262,168

Adjusted EBITDA	$(2,440,431)	$(1,388,078)	$(6,654,721)	$(3,443,168)